SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

April 28, 1995
Date of Earliest Event Reported



COMDISCO, INC.
(a Delaware Corporation)
6111 North River Road
Rosemont, Illinois 60018
Telephone  (708) 698-3000
Commission file number 1-7725
I.R.S. Employer Identification Number 36-2687938








Item 5. Other Events

Comdisco, Inc. announces repurchase of $8 million of Common Stock from William
N. Pontikes and related trusts. The aggregate purchase price for the 300,000 shares is $8,220,750.00, or $27.4025 per share. This represents a negotiated 3% discount from the closing of the company's common stock on April 27, 1995.

99.  Press Release announcing the repurchase of common stock.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                           COMDISCO, INC.



Date: April 28, 1995                by:     /s/Philip A. Hewes
                                               Philip A. Hewes
                                               Senior Vice President
                                               and Secretary